Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form F-1 of One and one Green Technologies. INC (the “Company”) of our report dated June 6, 2025, relating to our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

HTL International, LLC

Houston, Texas

June 6, 2025